DEBT RESTRUCTURE AND EQUITY REORGANIZATION
                             COMPREHENSIVE AGREEMENT
                                  BY AND AMONG
                          GREEN SHIELD MANAGEMENT CO.,
                               ES HORIZONS, INC.,
                                       AND
                           NEWMARKET TECHNOLOGY, INC.


This Comprehensive Debt Restructure and Equity Reorganization Agreement ("Agreement") is entered into by and among NewMarket Technology, Inc., a Nevada Corporation ("NMKT"), Green Shield Management Co. ("GS") and ES Horizons, Inc., a Nevada corporation ("ES") as of the last date written below ("Effective Date"). NMKT, GS and ES may each be referred to herein as a "Party" and may collectively be referred to herein as the "Parties."

                                   WITNESSETH:

WHEREAS: GS is the holder (or manager of holdings) of $1,250,000 in notes participation (the "Note Participation") with Valens Offshore and Valens SPV and,

WHEREAS: NMKT's Articles of Incorporation authorize 10,000,000 shares of preferred stock ("Preferred Stock"), of which 2,552 are issued and outstanding on the date hereof and

WHEREAS: GS is the holder (or manager of holdings) of all outstanding shares of the Series F, H, and I of the Preferred Stock of NMKT, including the respective quantities of each series as shown on Exhibit A hereto (collectively the "GS Preferred Shares") and,

WHEREAS: NMKT has expressed an interest in restructuring the debt and equity held or managed by GS and,

WHEREAS: The Parties now desire to restructure the debt and reorganize the equity of the Preferred Stock of NMKT held, managed or controlled by GS.

NOW THEREFORE: The Parties, in consideration of the foregoing premises and the following promises contained herein and for other good and valuable consideration exchanged among the Parties, the receipt and sufficiency of which are hereby acknowledged by each, the Parties covenant and agree as follows:

1. GS hereby agrees to submit for cancellation, the GS Preferred Shares, in exchange for 1,601 shares of Series J Preferred Convertible, Dividend-bearing (Cumulative) Stock with the Designations of Rights and Privileges as contained on Exhibit B hereto (the "Series J Shares"), effective upon issuance of the Series J of Preferred Stock, required hereby.

2. GS hereby elects and agrees to convert $750,000 of the Valens Note Participation into 750 Series J Shares, which conversion shall be effective upon issuance of the Series J Shares required hereby. All interest, fees and penalties due under the Note Participation shall be canceled, forgiven or waived, as applicable, upon GS's receipt of the Series J Shares.

3. GS enters into this Agreement, and agrees to participate in the restructuring and complete the undertakings described herein, subject to the requirement, by GS, that NMKT issue concurrently herewith a series of super majority voting Preferred Stock (Series K), which must be and remain outstanding to current management of NMKT for so long as GS holds Series J Shares. Concurrent herewith, GS has agreed to sell $500,000 of the Note Participation to ES, an entity controlled by management of NMKT, for valuable consideration, effective upon execution hereof by all Parties. ES hereby elects and agrees to convert the $500,000 Note Participation purchased hereby from GS into 5,000 shares of Series K Preferred Stock with the Designation of Rights and Privileges as contained on Exhibit C hereto effective upon issuance of the Series K Preferred Stock required hereby. NMKT agrees that it will not issue any Series J Preferred Stock to any person or entity other than to or at the direction of GS without the prior written consent of GS.

4. GS and ES hereby agree to waive and forgive any unpaid interest, fees or penalties due under the Note Participation from the beginning of time up until execution hereof.

5. Time is of the Essence. The times for performance of the various obligations in this Agreement are essential due to the obligations and expenditures of the Parties. If a specific time is not specified, performance shall be prompt and with due regard to the conditions of performance of other parties in reliance thereon.

6. Cooperation and Further Assurances. Approvals required by any Party shall not be unreasonably withheld or delayed. The Parties each agree to execute and deliver such documents and to perform such other acts, promptly upon request by another Party, which are, in the requesting Party's reasonable judgment, necessary or appropriate to effectuate the purposes and intent of this Agreement.

7. Binding Effect. This Agreement shall inure to the benefit of and shall be binding on the Parties and their respective successors and assigns.

8. Notices. All notices, certificates, requests, or other communications required hereunder shall be sufficient only if given in writing and shall be deemed to have been duly given when delivered in person, sent by a nationally recognized courier which can track and verify delivery, or three
     (3) days after sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  To GS:            Green Shield Management Co.
                                    318 North Carson Street, Suite 214
                                    Carson City, Nevada 89701
                                    Fax no. (775) 882-8628

                  To NMKT:          NewMarket Technology, Inc.
                                    14860 Montfort Drive, Suite 210
                                    Dallas, Texas 75254
                                    Fax no. (972) 386-3372

                  To ES:            ES Horizons, Inc.
                                    14860 Montfort Drive, Suite 210
                                    Dallas, Texas 75254
                                    Fax no. (972) 386-3372

     Either Party hereunder may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests, or other communications shall be sent.

9. Authority and Capacity to Execute. Each person signing this Agreement represents and warrants that he or she has complete authority and legal capacity to execute and enter into this Agreement on behalf of the Party for which he or she is signing, and agrees to defend, indemnify and hold harmless all other Parties if that authority or capacity is challenged.

10. Knowing and Voluntary Agreement. The Parties each represent and warrant that they have read this Agreement and they understand it. The Parties each acknowledge and agree that they had a full and fair opportunity to consult with legal counsel of their own choosing in the negotiation, drafting and execution of this Agreement. In entering into this Agreement, each Party understands and agrees that it does so of its own free will, relying wholly upon its own individual judgment and the advice of its own legal counsel, and that it has not been influenced to any extent whatsoever by any representations or statements made by the Parties, persons, firms, or corporations which are hereby released, or by any person or persons representing, affiliated with or employed by any Party to this Agreement.

11. No Drafting Party. No Party shall be deemed to be the "drafting party" of this Agreement and, consequently, this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for the benefit of or detriment to one Party or the other.

12. Interpretation. The captions and headings of the various sections or provisions in this Agreement are solely for the convenience of the Parties and for reference, and shall not be construed in any way to interpret, define or limit the content of any provision or section hereof. In interpreting this Agreement, when applicable the singular form of any word shall mean or apply to the plural and the feminine form shall mean to apply to the masculine, and visa versa.

13. Integration. This Agreement represents the entire agreement among the Parties, it supercedes all prior negotiations and agreements, and no statements, promises, or inducements made by any Party hereto not contained in this instrument shall be valid or binding.

14. Amendments and Modifications. No change, amendment, or modifications to or extension of or waiver of any provisions of or consent provided under this Agreement shall be valid unless such change, amendment, modification, extension, consent, or waiver is in writing and signed by all the Parties to this Agreement, or, in the case of consent or waiver, by the Party granting the same.

15. Severability. In case any section or provision of this Agreement, or in case any covenant, stipulation, obligation, agreement, act or action, or part thereof, made, assumed, entered into, or taken under this Agreement, or any application thereof, is, for any reason, held to be illegal or invalid, or is at any time inoperable by reason of any law, or actions thereunder, such illegality or invalidity or inoperability shall not affect the remainder thereof or any covenant, stipulation, obligation, agreement, act or action, or part thereof, made, assumed, entered into or taken under this Agreement, which shall, at the time, be construed and enforced as if such legal or invalid or inoperable portion were not contained therein.

16. Governing Law; Jurisdiction and Venue. This Agreement shall be construed and enforced in accordance with the laws of the State of North Carolina without reference to its choice of law or conflict of law provisions. The Parties agree to submit to the personal jurisdiction of the state courts of the State of North Carolina sitting in Raleigh, Wake County, North Carolina, and agree that such courts are the required venue for the litigation of any dispute that may arise or result from this Agreement, unless all Parties agree otherwise in writing in a specific instance.

17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Facsimile or electronically transmitted signatures shall be deemed to be effective as originals.


IN WITNESS WHEREOF: The Parties have executed and entered into this Agreement as of the last date written below.




ES HORIZONS, INC.

                   By:  /s/ Philip Verges
                        ------------------------------------------------
         Printed Name:  Philip Verges
                        ------------------------------------------------
                Title:  President
                        ------------------------------------------------
                 Date:  4/28/09
                        ------------------------------------------------



NEWMARKET TECHNOLOGY, INC.

                   By:  /s/ Philip Rauch
                        ------------------------------------------------
         Printed Name:  Philip Rauch
                        ------------------------------------------------
                Title:  Chief Financial Officer
                        ------------------------------------------------
                 Date:  4/28/09
                        ------------------------------------------------

GREEN SHIELD MANAGEMENT CO.

                   By:  /s/ EB Cole
                        ------------------------------------------------
         Printed Name:  E.B. Cole
                        ------------------------------------------------
                Title:  Director
                        ------------------------------------------------
                 Date:  4/28/09
                        ------------------------------------------------




EXHIBIT A

Preferred Securities Owned / Controlled / Managed by Green Shield Management Company


Series F Preferred Stock - 225 Shares (stated value $1,000 per share)

Series H Preferred Stock - 541 Shares (stated value $1,000 per share)

Series I Preferred Stock - 835 Shares (stated value $1,000 per share)